Cimarex Reports Second Quarter 2014 Results

Production of 839 MMcfe per day; Up 22% Year-over-Year

DENVER, Aug. 5, 2014 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported second quarter 2014 net income of $148.6 million, or $1.70 per diluted share. This compares to 2013 second quarter net income of $129.6 million, or $1.49 per diluted share. Adjusted 2014 second quarter net income was $1.71 per diluted share(1).

Production volumes averaged 839 million cubic feet equivalent (MMcfe) per day in the quarter, a 22 percent increase over second quarter 2013 output of 687 MMcfe per day. Oil production grew 13 percent over the same period last year to 41,759 barrels per day. Permian oil volumes were 33,317 barrels per day. Natural gas production increased 20 percent over last year to 410 MMcf per day. Cimarex reported NGL volumes of 29,680 barrels per day up 43 percent from 2013 levels as a result of more Permian Basin gas being fully processed. Second quarter 2014 production volumes were 49 percent natural gas, 30 percent oil and 21 percent NGL.

Growth in production and higher product prices resulted in revenues of $622.9 million in the second quarter of 2014 compared to $483.3 million in the same period of 2013. Second quarter 2014 adjusted cash flow from operations was $443.1 million versus $346.3 million a year ago(1).

Natural gas prices averaged $4.62 per thousand cubic feet (Mcf) in the quarter, up 13 percent year-over-year. Oil prices averaged $93.39 per barrel, up three percent from a year ago and NGL prices averaged $35.35 per barrel.

Long-term debt at June 30, 2014, consisted of $1.5 billion of senior notes. Cimarex had no borrowings under its senior unsecured revolving credit facility and had a cash balance of $129 million. Debt to total capitalization at June 30 was 26 percent(2).

2014 Outlook

Cimarex estimates 2014 production to average 860-875 MMcfe per day, a mid-point increase of 25 percent over 2013. Oil volumes are projected to grow 22-25 percent year-over-year. Third quarter 2014 volumes are projected to average 920-945 MMcfe per day.

Capital investment in exploration and development is now expected to be $1.95 billion due to slightly higher activity levels in the Mid-Continent.

Expenses per Mcfe of production for 2014 are estimated to be:
Production expense	$1.12 - $1.17
Transportation, processing and other expense	0.65 - 0.68
DD&A and ARO accretion	2.60 - 2.70
General and administrative expense	0.25 - 0.28
Taxes other than income (% of oil and gas revenue)	5.5 - 5.9%

Cimarex invested $498 million on exploration and development during the second quarter, bringing the total invested year-to-date to $964 million. The Permian Basin accounted for 71 percent of the capital investment in the first half of 2014 with the Mid-Continent representing the remainder. The company also purchased assets in the Cana-Woodford area for $238 million during the quarter.

Cimarex drilled a total of 85 gross (51 net) wells during the quarter. At quarter-end, 46 gross (25 net) wells were awaiting completion.

WELLS DRILLED AND COMPLETED BY REGION

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Gross wells
Permian Basin	47	55	81	90
Mid-Continent	37	35	76	87
Other	1	2	2	2
	85	92	159	179
Net wells
Permian Basin	30	32	51	59
Mid-Continent	21	15	35	35
Other	-	1	1	1
	51	48	87	95
% Gross wells completed as producers	99%	97%	99%	98%

Permian Basin Update

Production from the Permian Basin averaged 393.3 MMcfe per day in the second quarter, an increase of 23 percent over second quarter 2013 and a 13 percent increase sequentially. Quarterly oil volumes increased 11 percent year-over-year to 33,317 barrels per day and accounted for 51 percent of the region's total production for the quarter.

Cimarex drilled and completed 47 gross (30 net) Permian Basin wells during the second quarter, bringing the total for 2014 to 81 gross wells (51 net). At June 30, 22 gross (18 net) wells were awaiting completion.

Year-to-date, 32 gross (15 net) New Mexico Bone Spring wells have been drilled and completed. Per well first 30-day average gross production from the Cimarex-operated wells averaged approximately 905 barrels of oil equivalent (BOE) per day (79 percent oil). Year-to-date Ward County, Texas, Third Bone Spring drilling totaled seven gross (five net) wells with per well first 30-day average gross production rates of approximately 1,034 BOE per day (75 percent oil) from Cimarex-operated wells. Culberson County Bone Spring wells total nine gross (five net) year-to-date with per well first 30-day average gross production rates of approximately 1,170 BOE per day (60 percent oil).

In the Wolfcamp play, Cimarex continues to drill horizontal wells in multiple benches throughout its acreage in Culberson, Reeves and Ward Counties. In the second quarter, the company drilled and completed 26 gross (21 net) Wolfcamp wells including four long laterals to the Wolfcamp D in Culberson County. Of note, Cimarex has completed and is now producing from three of the four downspacing pilots begun in 2014.

Mid-Continent Update

Mid-Continent production averaged 425.5 MMcfe per day for the second quarter of 2014, a 24 percent increase over the second quarter 2013 average of 343.2 MMcfe per day. The Cana-Woodford area represented 309.7 MMcfe per day, or 73 percent of Mid-Continent production in the second quarter. Year-to-date Cimarex has drilled and completed 76 gross (35 net) wells in the region, 60 gross (31 net) of which were in the Cana-Woodford shale play. At June 30, 24 gross (7.5 net) wells were awaiting completion.

Cimarex's average daily production by commodity and region is summarized below:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Gas (MMcf per day)
Permian Basin	123.6	96.3	113.1	89.6
Mid-Continent	276.6	231.5	260.3	233.8
Other	9.9	13.5	9.4	13.7
	410.1	341.3	382.8	337.1

Oil (Bbls per day)
Permian Basin	33,317	30,137	32,475	27,997
Mid-Continent	7,259	5,745	6,662	6,017
Other	1,183	996	1,334	1,012
	41,759	36,878	40,471	35,026
NGL (Bbls per day)
Permian Basin	11,633	7,079	10,386	6,661
Mid-Continent	17,543	12,881	16,376	13,658
Other	504	745	605	812
	29,680	20,705	27,367	21,131
Total Equivalent (MMcfe per day)
Permian Basin	393.3	319.6	370.3	297.5
Mid-Continent	425.5	343.2	398.5	351.9
Other	19.9	24.0	21.1	24.6
	838.7	686.8	789.9	674.0

Other

The following table summarizes the company's current open hedge positions:

Oil Contracts
				Weighted Ave. Price
Period	Type	Bbl/day	Index(3)	Floor	Ceiling
July 14 – Dec. 14	Collar	12,000	WTI	$85.00	$103.47

Gas Contracts
				Weighted Ave. Price
Period	Type	MMBTU/day	Index(3)	Floor	Ceiling
July 14 – Dec. 14	Collar	80,000	PEPL	$3.51	$4.57
July 14 – Dec. 14	Collar	60,000	PermEP	$3.62	$4.50

Cimarex accounts for commodity contracts using the mark-to-market (through income) accounting method. Cash settlements on oil and natural gas collars resulted in payments of $1.0 million and $5.8 million related to the second quarter and year-to-date, respectively.

Conference Call and Webcast

Cimarex will host a conference call tomorrow, August 6, at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To participate in the live, interactive call, please dial 877-870-4263 five minutes before the scheduled start time (international callers dial 412-317-0790). A replay will be available for one week following the call by dialing 877-344-7529 (international callers dial 412-317-0088); conference I.D. 10047717. The replay will also be available on the company's website or via the Cimarex App.

Investor Presentation

For more details, please refer to the company's updated investor presentation available on the Cimarex website at www.cimarex.com.

About Cimarex Energy Co.

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operating in the Mid-Continent and Permian Basin areas of the U.S.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the company is providing revised "2014 Outlook", which contains projections for certain 2014 operational and financial metrics. These forward-looking statements are based on management's judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.
Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including, among other things: oil, NGL and natural gas price volatility; the ability to complete property sales or other transactions; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; declines in the values of our oil and gas properties resulting in impairments; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in concentrated geographic areas; the success of the company's risk management activities; title to properties; litigation; environmental liabilities; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

(1)	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See the tables below for a reconciliation of the related amounts.
(2)

Reconciliation of debt to total capitalization, which is a non-GAAP measure, is:  long-term debt of $1,500 million divided by long-term debt of $1,500 million plus stockholders' equity of $4,287 million.

(3)

WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange. PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index and PermEp is El Paso Permian Basin index both as quoted in Platt's Inside FERC.

RECONCILIATION OF ADJUSTED NET INCOME

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands, net of tax, except per share data)

Net income	$148,640	$129,565	$287,097	$219,492
Mark-to-market (gain) loss on open derivative positions	904	(7,926)	7,790	(6,463)
Adjusted net income	$149,544	$121,639	$294,887	$213,029
Diluted earnings per share *	$1.70	$1.49	$3.29	$2.53
Adjusted diluted earnings per share *	$1.71	$1.40	$3.38	$2.46
Diluted shares attributable to common stockholders and participating securities	87,188	86,624	87,178	86,613
Estimated tax rates utilized	37.1%	37.2%	37.1%	37.2%

Adjusted net income and adjusted diluted earnings per share excludes the noted item because management believes this item affects the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a) Management uses adjusted net income to evaluate the company's operational trends and performance relative to other oil and gas exploration and production companies.

b) Adjusted net income is more comparable to earnings estimates provided by research analysts.

* Earnings per share are based on actual figures rather than the rounded figures presented.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands)
Net cash provided by operating activities	$421,745	$322,708	$769,769	$569,786
Change in operating assets and liabilities	21,367	23,601	82,235	68,944
Adjusted cash flow from operations	$443,112	$346,309	$852,004	$638,730

Management believes that the non-GAAP measure of adjusted cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Gas:
Total production (MMcf)	37,318	31,054	69,291	61,006
Daily production (MMcf)	410	341	383	337
Price (per Mcf)	$4.62	$4.08	$4.94	$3.73

Oil:
Total production (Bbls)	3,800,098	3,355,922	7,325,227	6,339,760
Daily production (Bbls)	41,759	36,878	40,471	35,026
Price (per Bbl)	$93.39	$90.72	$92.82	$88.65

NGLs:
Total production (Bbls)	2,700,915	1,884,189	4,953,394	3,824,763
Daily production (Bbls)	29,680	20,705	27,367	21,131
Price (per Bbl)	$35.35	$27.76	$37.43	$28.55

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands)
Acquisitions:
Proved	$144,516	$923	$144,516	$923
Unproved	114,732	3,415	114,732	3,665
	259,248	4,338	259,248	4,588

Exploration and development:
Land and Seismic	43,869	36,719	109,194	68,029
Exploration and development	453,714	353,594	855,175	730,891
	497,583	390,313	964,369	798,920

Sale proceeds:
Proved	(464)	(37,061)	(223)	(37,879)
Unproved	(900)	(960)	(900)	(1,041)
	(1,364)	(38,021)	(1,123)	(38,920)

	$755,467	$356,630	$1,222,494	$764,588

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

	(in thousands, except per share data)

Revenues:
Gas sales	$172,503	$126,547	$342,600	$227,668
Oil sales	354,882	304,466	679,953	561,998
NGL sales	95,470	52,309	185,427	109,184
Gas gathering and other, net	13,814	10,435	27,905	21,263
	636,669	493,757	1,235,885	920,113
Costs and expenses:
Depreciation, depletion, amortization and accretion	198,639	150,115	375,788	288,952
Production	86,085	69,433	161,226	138,819
Transportation, processing, and other operating	46,478	22,022	90,726	40,656
Gas gathering and other	10,041	5,184	18,825	11,340
Taxes other than income	32,323	27,807	65,944	52,935
General and administrative	16,571	22,836	37,283	38,413
Stock compensation	3,548	3,507	7,272	7,112
(Gain) loss on derivative instruments, net	2,454	(13,660)	18,189	(12,057)
Other operating, net	112	2,365	215	5,297
	396,251	289,609	775,468	571,467

Operating income	240,418	204,148	460,417	348,646

Other (income) and expense:
Interest expense	15,729	13,097	28,773	25,283
Amortization of deferred financing costs	995	1,015	1,993	2,035
Capitalized interest	(8,575)	(7,387)	(15,865)	(16,582)
Other, net	(4,129)	(8,758)	(11,084)	(11,374)

Income before income tax	236,398	206,181	456,600	349,284
Income tax expense	87,758	76,616	169,503	129,792

Net income	$148,640	$129,565	$287,097	$219,492

Earnings per share to common stockholders:

Basic	$1.71	$1.50	$3.30	$2.54
Diluted	$1.70	$1.49	$3.29	$2.53

Dividends per share	$0.16	$0.14	$0.32	$0.28

Shares attributable to common stockholders:
Unrestricted common shares outstanding	85,532	84,942	85,532	84,942
Diluted common shares	85,689	85,054	85,679	85,043

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	87,031	86,512	87,031	86,512
Fully diluted shares	87,188	86,624	87,178	86,613

Comprehensive income:
Net income	$148,640	$129,565	$287,097	$219,492
Other comprehensive income:
Change in fair value of investments, net of tax	(56)	19	(16)	99
Total comprehensive income	$148,584	$129,584	$287,081	$219,591

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands)
Cash flows from operating activities:
Net income	$148,640	$129,565	$287,097	$219,492
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	198,639	150,115	375,788	288,952
Deferred income taxes	87,758	76,616	169,503	129,792
Stock compensation	3,548	3,507	7,272	7,112
(Gain) loss on derivative instruments	2,454	(13,660)	18,189	(12,057)
Settlements on derivative instruments	(1,017)	1,039	(5,804)	1,765
Changes in non-current assets and liabilities	1,771	2,416	(2,436)	5,790
Amortization of deferred financing costs
and other, net	1,319	(3,289)	2,395	(2,116)
Changes in operating assets and liabilities:
Receivables, net	(46,173)	(24,484)	(81,702)	(55,060)
Other current assets	(2,410)	5,697	(19,182)	14,840
Accounts payable and accrued liabilities	27,216	(4,814)	18,649	(28,724)
Net cash provided by operating activities	421,745	322,708	769,769	569,786
Cash flows from investing activities:
Oil and gas expenditures	(718,740)	(385,469)	(1,138,539)	(776,138)
Sales of oil and gas assets	1,364	13,508	1,123	14,407
Sales of other assets	147	31,081	251	31,157
Other expenditures	(31,547)	(5,952)	(51,401)	(25,475)
Net cash used by investing activities	(748,776)	(346,832)	(1,188,566)	(756,049)
Cash flows from financing activities:
Net bank debt borrowings	(275,000)	22,000	(174,000)	142,000
Proceeds from other long-term debt	750,000	—	750,000	—
Financing costs incurred	(11,218)	—	(11,218)	—
Dividends paid	(13,879)	(12,092)	(26,022)	(22,448)
Issuance of common stock and other	1,153	216	4,061	1,705
Net cash provided by financing activities	451,056	10,124	542,821	121,257
Net change in cash and cash equivalents	124,025	(14,000)	124,024	(65,006)
Cash and cash equivalents at beginning of period	4,530	18,532	4,531	69,538
Cash and cash equivalents at end of period	$128,555	$4,532	$128,555	$4,532

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	June 30,	December 31,
	2014	2013
Assets	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$128,555	$4,531
Receivables, net	449,456	367,754
Oil and gas well equipment and supplies	85,278	66,772
Deferred income taxes	13,725	16,854
Derivative instruments	—	4,268
Other current assets	9,338	8,960
Total current assets	686,352	469,139
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	13,801,249	12,863,961
Unproved properties and properties under development,
not being amortized	886,361	585,361
	14,687,610	13,449,322
Less – accumulated depreciation, depletion and amortization	(7,838,007)	(7,483,685)
Net oil and gas properties	6,849,603	5,965,637
Fixed assets, net	182,521	146,918
Goodwill	620,232	620,232
Other assets, net	60,299	51,209
	$8,399,007	$7,253,135
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$126,259	$116,110
Accrued liabilities	468,952	412,495
Derivative instruments	8,506	389
Revenue payable	197,473	154,173
Total current liabilities	801,190	683,167
Long-term debt	1,500,000	924,000
Deferred income taxes	1,626,206	1,459,841
Other liabilities	184,980	163,919
Total liabilities	4,112,376	3,230,927
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares
authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
87,021,935 and 87,152,197 shares issued, respectively	870	872
Paid-in capital	1,975,159	1,970,113
Retained earnings	2,309,429	2,050,034
Accumulated other comprehensive income	1,173	1,189
	4,286,631	4,022,208
	$8,399,007	$7,253,135

CONTACT: Karen Acierno, 303.285.4957, or Mark Burford – 303.295-3995, www.cimarex.com